                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 1                                  Trade Date: 01/14/02
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 01/17/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is January 16, 2002




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
        CUSIP
          or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UCX0             $15,103,000.00              5.00%                  01/15/08                 100%

    Interest Payment
       Frequency                                                                 Dates and terms of redemption
      (begin date)          Survivor's Option     Subject to Redemption       (including the redemption price)
    ----------------        -----------------    ----------------------        --------------------------------
        07/15/02                   Yes                    Yes                           100% 01/15/03
     semi-annually                                                                 semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------           -------------           -----------                ------              -----------
     $14,944,418.50            $158,581.50               $1.75             ABN AMRO Financial
                                                                             Services, Inc.

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